NEWS   FROM
Petroleum Development Corporation

FOR IMMEDIATE RELEASE:  May 24, 2007
CONTACT:  Thomas E. Riley - (304) 842-3597   http://www.petd.com

Petroleum Development Corporation Announces Operating and Financial Results for Fourth Quarter and Full Year 2006

Bridgeport, West Virginia... Petroleum Development Corporation (NASDAQ/GSM PETD) today announced it has filed its 2006 Annual Report on Form 10-K with the Securities and Exchange Commission on May 23, 2007.

Net income for the fourth quarter of 2006 was $7.9 million ($0.54 per diluted share) compared to $12.9 million ($0.79 per diluted share) for the same period in 2005. Net income for the year ended December 31, 2006, was a record $237.7 million ($15.11 per diluted share) compared to $41.5 million ($2.52 per diluted share) for the year ended December 31, 2005.

	Three Months Ended		Year Ended
	December 31,		December 31,
	(unaudited)
(in thousands)	2006	2005	2006	2005

Revenues	$ 68,173	$ 117,237	$ 286,503	$ 325,198
Net income	$ 7,963	$ 12,927	$ 237,772	$ 41,452
Basic earnings per common share	$ 0.54	$ 0.80	$ 15.18	$ 2.53
Diluted earnings per common share	$ 0.54	$ 0.79	$ 15.11	$ 2.52

Weighted average common shares outstanding	14,732	16,236	15,660	16,362
Weighted average common and common equivalent shares outstanding	14,825	16,301	15,741	16,427

      Steven R. Williams, Chairman and Chief Executive Officer, said, "2006 was an outstanding year, operationally and financially.  Our strong cash flow, increasing production and reserve development bode well for our continued growth in 2007 and beyond."

The Company recorded strong revenues and cash flows for 2006.  Although average commodity prices declined during 2006 compared to 2005, a record 24% production increase more than compensated for the price decline, as oil and gas sales increased $12.6 million over 2005.  The recent trend in declining profit margins on the Company's oil and gas well drilling operations segment reversed during the latter part of the year, as the Company switched from footage-based drilling contracts, which led to the declining margins, to cost-plus contracts where the Company does not bear the risk of cost changes on the wells it drills for the partnerships.  However, this change in type of contract, which allowed the Company to recognize a contracted rate of profit from oil and gas well drilling operations, resulted in an equal $74.6 million decline in revenues and related costs.

The principal business event of the year was the sale to an unaffiliated party of undeveloped property in the Grand Valley Field in the third quarter for a gain of $328 million, with approximately $26 million in additional gains on the transaction deferred to future periods, to be recognized if wells are drilled on certain properties.  The proceeds of the sale, the qualification of the sale for like-kind exchange tax status and the property purchased during 2006 and 2007 have substantially strengthened the Company's financial position and positioned it for continuing growth in the coming periods.

Continued on Page 2

Drilling Activity

In 2006, the Company drilled a total of 222 development wells of which 216 wells were designated successful. The Company also drilled nine exploratory wells in 2006, eight (including one pending determination as of December 31, 2006) were determined to be productive and one was determined to be dry. The Company plans to conduct additional exploratory drilling activities in 2007. The following table shows the Company’s drilling activity over the last five years.

	Development Wells Drilled
	Total		Productive		Dry
	Drilled	Net	Drilled	Net	Drilled	Net
2002	70	13.7	70	13.7	-	-
2003	110	28.5	110	28.5	-	-
2004	157	43.0	153	42.4	4	0.6
2005	234	103.4	232	102.0	2	1.4
2006	222	134.4	216	129.8	6	4.6
Total	793	323.0	781	316.4	12	6.6

	Exploratory Wells Drilled
	Total		Productive		Dry
	Drilled	Net	Drilled	Net	Drilled	Net
2002	-	-	-	-	-	-
2003	1	1.0	-	-	1	1.0
2004	1	1.0	-	-	1	1.0
2005	8	7.3	3	2.3	5	5.0
2006	9	3.3	8	2.8	1	0.5
Total	19	12.6	11	5.1	8	7.5

Oil and Gas Production

The Company's oil and gas production by area of operations along with average sales price (excluding derivative gains and losses) is presented below:

	Year Ended December 31, 2006			Year Ended December 31, 2005
		Natural	Natural Gas		Natural	Natural Gas
	Oil	Gas	Equivalents	Oil	Gas	Equivalents
	(Bbl)	(Mcf)	(Mcfe)*	(Bbl)	(Mcf)	(Mcfe)*
Appalachian Region	1,837	1,451,729	1,462,751	3,973	1,631,552	1,655,390
Michigan Region	4,439	1,399,852	1,426,486	4,732	1,555,958	1,584,350
Rocky Mountain Region	625,119	10,309,203	14,059,917	430,266	7,843,250	10,424,846
Total	631,395	13,160,784	16,949,154	438,971	11,030,760	13,664,586

Average Sales Price	$ 59.33	$ 5.91	$ 6.80	$ 50.56	$ 7.29	$ 7.51

                    *Six Bbl equals one Mcfe

Continued on Page 3

Current Hedging of Commodity Transactions

The Company's current positions in effect on its share of production by area are shown in the table below.  The table does not include positions related to the activities of Riley Natural Gas or derivative contracts entered into by the Company on behalf of the affiliate partnerships as the managing general partner. The current positions in effect on the Company's share of production are shown in the following table:

		Floors		Ceilings
		Monthly
		Quantity		Monthly
		Gas-MMbtu	Contract	Quantity	Contract
		Oil-Bbls	Price	MMbtu	Price
Month Set	Months Covered
Colorado Interstate Gas (CIG) Based Hedges (Piceance Basin)
Feb-06	May 2007 – Oct 2007	44,000	$ 5.50	-	$ -
Sep-06	May 2007 – Oct 2007	194,500	4.50	-	-
Dec-06	Nov 2007 – Mar 2008	100,000	5.25	-	-
Jan-07	Nov 2007 – Mar 2008	100,000	5.25	100,000	9.80
May-07	Apr 2008 – Oct 2008	197,250	5.50	197,250	10.35
NYMEX Based Hedges - (Appalachian and Michigan Basins)
Feb-06	May 2007 – Oct 2007	85,000	7.00	-	-
Feb-06	May 2007 – Oct 2007	85,000	7.50	34,000	10.83
Sep-06	May 2007 – Oct 2007	85,000	6.25	-	-
Jan-07	May 2007 – Oct 2007	85,000	5.25	-	-
Dec-06	Nov 2007 – Mar 2008	144,500	7.00	-	-
Jan-07	Nov 2007 – Mar 2008	144,500	7.00	153,000	13.70
Jan-07	Apr 2008 – Oct 2008	144,500	6.50	153,000	10.80
Panhandle Based Hedges (NECO)
Feb-06	May 2007 – Oct 2007	60,000	6.00	-	-
Feb-06	May 2007 – Oct 2007	60,000	6.50	60,000	9.80
Jan-07	May 2007 – Oct 2007	90,000	4.50	-	-
Dec-06	Nov 2007 – Mar 2008	70,000	5.75	-	-
Jan-07	Nov 2007 – Mar 2008	90,000	6.00	90,000	11.25
Jan-07	Apr 2008 – Oct 2008	90,000	5.50	90,000	9.85
DJ Basin
Jan-07	May 2007 – Oct 2007	161,000	4.00	-	-
Jan-07	Nov 2007 – Mar 2008	90,000	5.25	90,000	9.80
May-07	Apr 2008 – Oct 2008	216,000	5.50	216,000	10.35
DJ Basin EXCO Property Acquisition
Jan-07	May 2007 – Oct 2007	60,000	4.00	-	-
Jan-07	Nov 2007 – Mar 2008	30,000	5.25	30,000	9.80
May-07	Apr 2008 – Oct 2008	90,000	5.50	90,000	10.35
Oil – NYMEX Based (Wattenberg/ND)
Sep-06	May 2007 – Oct 2007	12,350	50.00	-	-

Continued on Page 4

PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES
Consolidated Statements of Income
Three Months and Year Ended December 31, 2006 and 2005
(in thousands, except per share)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenues:
Oil and gas well drilling operations	$ 6,235	$ 14,219	$ 17,917	$ 99,963
Gas sales from marketing activities	29,880	62,695	131,325	121,104
Oil and gas sales	28,288	33,939	115,189	102,559
Well operations and pipeline income	3,392	2,474	10,704	8,760
Oil and gas price risk management gains (losses), net	145	3,355	9,147	(9,368)
Other	233	556	2,221	2,180
Total revenues	68,173	117,237	286,503	325,198

Costs and expenses:
Cost of oil and gas well drilling operations	1,289	15,064	12,617	88,185
Cost of gas marketing activities	29,911	61,296	130,150	119,644
Oil and gas production and well operations cost	6,658	5,333	29,021	20,400
Exploration costs	2,845	6,115	8,131	11,115
General and administrative expense	4,869	2,431	19,047	6,960
Depreciation, depletion, and amortization	11,243	6,294	33,735	21,116
Total costs and expenses	56,815	96,533	232,701	267,420

Gain on sale of leaseholds	-	-	328,000	7,669

Income from operations	11,358	20,704	381,802	65,447
Interest income	3,834	276	8,050	898
Interest expense	(1,289)	(129)	(2,443)	(217)

Income before income taxes	13,903	20,851	387,409	66,128
Income taxes	5,940	7,924	149,637	24,676

Net income	$ 7,963	$ 12,927	$ 237,772	$ 41,452

Basic earnings per common share	$ 0.54	$ 0.80	$ 15.18	$ 2.53

Diluted earnings per common share	$ 0.54	$ 0.79	$ 15.11	$ 2.52

Non-GAAP Financial Measure (unaudited)

The United States Securities and Exchange Commission has disclosure requirements for public companies concerning references to Non-GAAP financial measures. (GAAP refers to U.S. generally accepted accounting principles.) Non-GAAP financial measures may be provided if the company explains the relevance of the information. The company must also reconcile the Non-GAAP financial measure to related GAAP information. "Adjusted Cash Flow" is a Non-GAAP financial measure provided by the Company in this earnings release. Adjusted Cash Flow is net income before deferred income taxes, depreciation, depletion, and amortization and unrealized (gains) or losses on derivative transactions. Company management believes Adjusted Cash Flow is relevant because it is a measure of cash available to fund the Company's capital expenditures and to service its debt. Management also believes Adjusted Cash Flow is a useful measure for estimating the value of the Company’s operations.

Continued on Page 5

	Year Ended
	December 31,
(in thousands)	2006	2005
Net income	$ 237,772	$ 41,452
Deferred income tax expense	86,431	3,351
Depreciation, depletion and amortization	33,735	21,116
Unrealized (gain) loss on derivative transactions	(7,620)	3,226
Adjusted cash flow	$ 350,318	$ 69,145

NASDAQ Listing Qualifications Panel

As previously announced, the Company participated in a hearing before the NASDAQ Listing Qualifications Panel on May 10, 2007, at which it presented its plan for completion of its financial statements and filing its Form 10-K for the fiscal year ended December 31, 2006, and the Form 10-Q for the quarter ended March 31, 2007.

At the hearing, the Company requested that the NASDAQ Listing Qualifications Panel allow the Company additional time to file its financial statements and the Annual Report on Form 10-K for the period ended December 31, 2006, and through June 29, 2007, to file its Quarterly Report on Form 10-Q for the period ended March 31, 2007. The Company filed its 2006 Annual Report on Form 10-K on May 23, 2007. The Company is awaiting the Panel’s decision as a result of the hearing; however, there can be no assurance that the Panel will grant the Company’s request for continued listing.

10-K and Quarterly Conference Call

The Company filed its Annual Report on Form 10-K on May 23, 2007. You can access the report at the Company’s website (www.petd.com), or contact the Company for a paper copy. The Company invites you to join Tom Riley, President, and Rick McCullough, Chief Financial Officer and Treasurer, for a conference call on Tuesday, May 29, 2007, for a discussion of the results.

What:      Petroleum Development Fourth Quarter Earnings Conference Call
When:     May 29, 2007, at 11:00 a.m. Eastern Daylight Time
Where:    www.petd.com
How:        Log on to the web address above or call (877) 407-8033
Contact:  Tom Riley, Petroleum Development Corporation, (800) 624-3821 E-mail: petd@petd.com

About Petroleum Development Corporation

Petroleum Development Corporation (www.petd.com) is an independent energy company engaged in the development, production and marketing of natural gas and oil. The Company operations are focused in the Rocky Mountains with additional operations in the Appalachian Basin and Michigan. During the third quarter of 2004, the Company was added to the S&P SmallCap 600 Index. Additionally, PDC was added to the Russell 3000 Index of companies in 2003.

Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although PDC believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, oil and gas prices, drilling program results, drilling results, regulatory changes, changes in federal or state tax policy, changes in local or national economic conditions and other risks detailed from time to time in the Company's reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

###

120 Genesis Blvd. • P. O. Box 26 • Bridgeport, West Virginia • Phone:  (304) 842-3597